AMENDMENT TO SCHEDULE II

SERIES

The undersigned hereby certifies that he is an authorized signer of the Direxion Shares ETF Trust (the “Trust”) and that the following funds are included under the Custody Agreement dated September 25, 2008, by and between the Trust and the Bank of New York Mellon.

Direxion Daily Total Market Bull 3X Shares

Direxion Daily Total Market Bear 3X Shares

Direxion Daily Large Cap Bull 3X Shares

Direxion Daily Large Cap Bear 3X Shares

Direxion Daily Mid Cap Bull 3X Shares

Direxion Daily Mid Cap Bear 3X Shares

Direxion Daily Small Cap Bull 3X Shares

Direxion Daily Small Cap Bear 3X Shares

Direxion Daily Developed Markets Bull 3X Shares

Direxion Daily Developed Markets Bear 3X Shares

Direxion Daily Emerging Markets Bull 3X Shares

Direxion Daily Emerging Markets Bear 3X Shares

Direxion Daily China Bull 3X Shares

Direxion Daily China Bear 3X Shares

Direxion Daily India Bull 3X Shares

Direxion Daily Latin America Bull 3X Shares

Direxion Daily Clean Energy Bull 3X Shares

Direxion Daily Clean Energy Bear 3X Shares

Direxion Daily Energy Bull 3X Shares

Direxion Daily Energy Bear 3X Shares

Direxion Daily Financial Bull 3X Shares

Direxion Daily Financial Bear 3X Shares

Direxion Daily Technology Bull 3X Shares

Direxion Daily Technology Bear 3X Shares

Direxion Daily Real Estate Bull 3X Shares

Direxion Daily Real Estate Bear 3X Shares

Direxion Daily Homebuilders Bull 3X Shares

Direxion Daily Homebuilders Bear 3X Shares

Direxion Daily 7-10 Year Treasury Bull 3X Shares

Direxion Daily 7-10 Year Treasury Bear 3X Shares

Direxion Daily 20+ Year Treasury Bull 3X Shares

Direxion Daily 20+ Year Treasury Bear 3X Shares

Direxion Daily Dollar Bull 3X Shares

Direxion Daily Dollar Bear 3X Shares

Direxion Daily Healthcare Bull 3X Shares

Direxion Daily Retail Bull 3X Shares

Direxion Daily Semiconductor Bull 3X Shares

Direxion Daily Semiconductor Bear 3X Shares

Direxion Daily Gold Miners Bull 3X Shares

Direxion Daily Gold Miners Bear 3X Shares

Direxion Daily Natural Gas Related Bull 3X Shares

Direxion Daily Natural Gas Related Bear 3X Shares

Direxion Daily Canada Bull 3X Shares

Direxion Daily Canada Bear 3X Shares

Direxion Daily Russia Bull 3X Shares

Direxion Daily Russia Bear 3X Shares

Direxion Auto Shares

Direxion Daily 7-10 Year Treasury Bear 1X Shares

Direxion Daily 20+ Year Treasury Bear 1X Shares

Direxion NASDAQ-100® Equal Weighted Index Shares

Direxion Daily Total Bond Market Bear 1X Shares

Direxion Daily Basic Materials Bull 3X Shares

Direxion Daily Commodity Related Bull 3X Shares

Direxion Daily Commodity Related Bear 3X Shares

Direxion Daily South Korea Bull 3X Shares

Direxion Daily South Korea Bear 3X Shares

Direxion Daily Total Market Bear 1X Shares

Direxion Large Cap Insider Sentiment Shares

Direxion All Cap Insider Sentiment Shares

Direxion S&P 1500 DRRC Index Volatility Response Shares

Direxion S&P RC 600 Volatility Response Shares

Direxion S&P Latin America 40 DRRC Index Volatility Response Shares

Direxion S&P 500 DRRC Index Volatility Response Shares

DIREXION SHARES ETF TRUST

By:	/s/ Dan O’Neill
Name:	Daniel O’Neill

THE BANK OF NEW YORK MELLON

By:	/s/ Andrew Pfeifer
Name:	Andrew Pfeifer

Date: September 1, 2012